Exhibit10.2

AGREEMENT

This Agreement (“Agreement”) is made as of October 27, 2006, by and among CRAUN Research Sdn. Bhd., a limited liability company organized under the laws of Malaysia (the “Purchaser”), Advanced Life Sciences Holdings, Inc., a Delaware corporation (“Holdings”), and Advanced Life Sciences, Inc., an Illinois corporation and wholly owned subsidiary of Holdings (the “Seller”).

PRELIMINARY STATEMENTS

A.            The parties to this Agreement have simultaneously entered into a Stock Purchase Agreement (the “Purchase Agreement”).

B.            Capitalized terms used in this Agreement without definition have the respective meanings given to them in the Purchase Agreement.

C.            On July 12, 2006, an involuntary bankruptcy petition under chapter 7 of the Bankruptcy Code was filed in the United States Bankruptcy Court for the Northern District of Illinois, Chicago Division by Sarawak as creditor and with the Company as the alleged debtor.  This case is administered under Case No. 06-08241 (the “Bankruptcy Case”).

NOW, THEREFORE, intending to be legally bound and in consideration of the mutual provisions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1                Conditions to Closing.  The obligations of the Purchaser and the Seller to consummate the purchase and sale of the Shares and the other transactions contemplated by the Purchase Agreement, including but not limited to the performance by the Purchaser and the Seller of their respective obligations pursuant to Section 2.4 of the Purchase Agreement, is subject to the satisfaction of each of the following conditions: (i) the order dismissing the Bankruptcy Case becoming a final, non-appealable order; (ii) completion of a financial audit of the Company, to be conducted by an auditor selected in the Purchaser’s sole discretion and at the Purchaser’s sole expense, which such audit in any event will be deemed complete for purposes of this section on December 18, 2006, if not completed sooner; and (iii) each of the Seller’s representations and warranties set forth in the Purchase Agreement being true and correct in all material respects (but without regard to any materiality qualifications or references to material adverse effect contained in any specific representation or warranty) on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of some other specified date, in which case, as of such specified date).

Section 2                Deferral of Closing.  Notwithstanding anything to the contrary in the Purchase Agreement, the Purchaser, the Seller and Holdings hereby agree that the Closing shall occur on or within two days after the satisfaction of each of the conditions set forth in Section 1.

Section 3                Miscellaneous.  Any party may terminate this Agreement and the Purchase Agreement by providing written notice to the other parties if the Closing has not occurred on or before December 21, 2006.  Notwithstanding the terms or provisions of the Purchase Agreement, the Purchaser, the Seller and Holdings hereby agree that in the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of the Purchase Agreement, the terms and provisions of this Agreement shall prevail.  The Purchaser, the Seller and Holdings hereby acknowledge and agree that this Agreement constitutes an integral part of the Purchase Agreement.

The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

CRAUN RESEARCH SDN. BHD.

By:	/s/ Abdullah Chek bin Sahamat
Name:	Abdullah Chek bin Sahamat
Its:	Chairman

ADVANCED LIFE SCIENCES, INC.

By:	/s/ Michael T. Flavin
Name:	Michael T. Flavin, Ph.D.
Its:	Chairman and Chief Executive Officer

ADVANCED LIFE SCIENCES HOLDINGS, INC

By:	/s/ Michael T. Flavin
Name:	Michael T. Flavin, Ph.D.
Its:	Chairman and Chief Executive Officer